Farmer Mac Reports Second Quarter 2016
Financial Results
Record Outstanding Business Volume of $17.1 Billion
WASHINGTON, August 9, 2016 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A) today announced its results for the fiscal quarter ended June 30, 2016, which included $901 million in net new business volume growth that brought total outstanding business volume to $17.1 billion as of June 30, 2016. Farmer Mac's net income attributable to common stockholders for second quarter 2016 was $12.0 million ($1.13 per diluted common share), compared to $22.2 million ($1.94 per diluted common share) in second quarter 2015. Farmer Mac's second quarter 2016 core earnings, a non-GAAP measure, were $13.0 million ($1.23 per diluted common share), compared to $12.4 million ($1.12 per diluted common share) in first quarter 2016 and $11.6 million ($1.02 per diluted common share) in second quarter 2015.
"We had an excellent second quarter, as reflected by significant net growth in business volume, improving spreads, good credit quality, and strong profitability," said President and Chief Executive Officer Tim Buzby. "While certain segments of agriculture are facing challenges, the overall business environment remains favorable for Farmer Mac. Our $1.3 billion in new business this quarter was generated by healthy contributions by a number of different products across our lines of business. Our Institutional Credit business grew $330 million during the quarter, with the volume balanced across multiple agricultural customers, including significant business with Rabo Agrifinance and MetLife and a new $27 million deal under our Farm Equity AgVantage product. We continue to have more Farm Equity AgVantage deals in the pipeline. Our Farm & Ranch loan purchase business had a great quarter as well, as we purchased $241 million in new loans, facilitated by our business development efforts and an increase in the demand for agricultural credit. As the agricultural economy continues to adjust to lower commodity prices and the persistence of drought conditions in some portions of the West, we continue to believe that Farmer Mac is well positioned to deliver upon its mission as credit becomes somewhat tighter in agriculture. We believe that our financial outlook is strong and that we have good opportunities in front of us."
Earnings
Farmer Mac's net income attributable to common stockholders for second quarter 2016 was $12.0 million ($1.13 per diluted common share), compared to $22.2 million ($1.94 per diluted common share) for second quarter 2015. The decrease in second quarter 2016 compared to second quarter 2015 was primarily due to the effects of unrealized fair value changes on financial derivatives and hedged assets, which was a $1.3 million after-tax loss in second quarter 2016, compared to a $10.4 million after-tax gain in second quarter 2015.
Core earnings in second quarter 2016 were $13.0 million ($1.23 per diluted common share), compared to $12.4 million ($1.12 per diluted common share) in first quarter 2016, and $11.6 million ($1.02 per diluted common share) in second quarter 2015. The $0.6 million sequential quarterly increase in core earnings was primarily due to higher total revenues, which included a $0.7 million after-tax increase in net effective spread, a non-GAAP measure, and a $0.1 million after-tax increase in guarantee and commitment fees. The increase was offset in part by an increase in credit-related expenses of $0.2 million after-tax. Operating expenses were relatively flat sequentially, as higher general and administrative expenses related to continued technology and business infrastructure investments and expenses associated with business development efforts and other corporate initiatives were offset by lower compensation costs in second quarter 2016. These lower compensation costs were due to a decrease in stock compensation expense, which reflects the absence of the costs associated with the annual vesting of stock-based awards that occurred in first quarter 2016.

The year-over-year $1.4 million increase in core earnings was attributable to increases in net effective spread of $0.8 million after-tax and guarantee and commitment fee income of $0.5 million after-tax. Also contributing to the increase was a $0.5 million after-tax decrease in credit-related expenses, as provisions to the allowance for losses were $0.3 million after-tax in second quarter 2016 compared to provisions of $0.8 million after-tax in second quarter 2015. Partially offsetting this increase was a $0.2 million after-tax increase in operating expenses driven by higher general and administrative expenses related to continued technology and business infrastructure investments and expenses associated with business development efforts and other corporate initiatives and a $0.2 million after-tax increase in other expenses.
See "Use of Non-GAAP Measures" below for more information about core earnings, core earnings per share, and net effective spread and for a reconciliation of the comparable GAAP measures to these non-GAAP measures.
Business Volume Highlights
During second quarter 2016, Farmer Mac added $1.3 billion of new business volume, with long-term standby purchase commitments ("LTSPCs") and purchases of AgVantage securities and Farm & Ranch loans driving the volume growth. Specifically, Farmer Mac:

•	added $421.4 million of Rural Utilities loans under LTSPCs;

•	purchased $396.2 million of AgVantage securities, including $27.4 million in Farm Equity AgVantage securities;

•	purchased $241.1 million of newly originated Farm & Ranch loans;

•	purchased $110.6 million of USDA Securities;

•	added $58.2 million of Farm & Ranch loans under LTSPCs;

•	issued $23.1 million of Farmer Mac Guaranteed USDA Securities; and

•	purchased $10.0 million of Rural Utilities loans.
After $359.7 million of maturities and principal paydowns on existing business during second quarter 2016, Farmer Mac's outstanding business volume increased by $901.0 million from March 31, 2016 to $17.1 billion as of June 30, 2016. The increase in Farmer Mac's outstanding business volume was driven by the addition of $421 million of Rural Utilities loans under LTSPCs and $330 million in net portfolio growth in AgVantage securities within Farmer Mac's Institutional Credit line of business. This Institutional Credit volume included the purchases of $200.0 million in AgVantage securities from Rabo Agrifinance and $150.0 million from MetLife, and the purchase of $27.4 million under Farm Equity AgVantage facilities with an agricultural real estate investment fund. Farmer Mac's Farm & Ranch loan portfolio also grew a net $166.1 million this quarter, which is consistent with Farmer Mac's historical trend of generally higher loan purchase volume during the second quarter.
Spreads
Net interest income was $34.4 million in second quarter 2016 compared to $31.9 million in second quarter 2015. In percentage terms, net interest income for second quarter 2016 was 0.88 percent compared to 0.90 percent in second quarter 2015. The year-over-year increase in dollars was due to several factors. One factor was the impact of an increase in short-term interest rates on assets and liabilities indexed to LIBOR due to the Federal Reserve's decision to raise the target range for the federal funds rate in fourth quarter 2015. This effect on net interest income occurred because interest expense used to calculate net interest income does not include all the funding expenses related to these assets, specifically the expense on undesignated financial derivatives. Alternatively, the increase in short-term rates on assets and liabilities indexed to LIBOR would not have a similar effect on net effective spread as described below because net effective spread includes interest expense from all funding related to such assets, including interest expense from undesignated financial derivatives. Also contributing to the year-over-year increase in net interest income was growth in outstanding business volume, an increase in cash basis interest income received on non-accruing Farm & Ranch loans, and an increase in securitization activity of Farm & Ranch loans during 2015 and the first half of 2016. The year-over-year decrease in net interest income in percentage terms primarily related to a tighter spread on a large AgVantage security that was refinanced at a shorter maturity than the original security and a higher average balance maintained in lower-earning cash and investment securities in the first half of 2016 compared to the first half of 2015 to increase Farmer Mac's liquidity position.
Farmer Mac's net effective spread, a non-GAAP measure, was $31.0 million (84 basis points) in second quarter 2016, compared to $29.9 million (82 basis points) in first quarter 2016, and $29.8 million (88 basis points) in second quarter 2015. Farmer Mac uses net effective spread as an alternative measure to net interest income because management believes it is a useful metric that accurately reflects the economics of the net spread between all the assets owned by Farmer Mac and all related funding, including any associated derivatives, some of which may not be reflected in net interest income under GAAP.
The sequential increase in quarterly net effective spread in both dollar and percentage terms was primarily due to lower LIBOR based funding costs for floating rate assets indexed to LIBOR and an increase in cash basis interest income received on non-accruing Farm & Ranch loans. Additionally, a higher average balance of AgVantage securities during second quarter 2016 contributed to the sequential growth in dollars of net effective spread. The market increase in LIBOR-based funding costs in the past several quarters is not unique to Farmer Mac and is simply due to Treasury rates being higher relative to swap rates than in the past. Farmer Mac has adjusted its funding strategies to mitigate this market-driven dynamic, and has experienced improvements in terms of reductions to its LIBOR-based funding costs in second quarter 2016. The year-over-year decrease in quarterly net effective spread in percentage terms was due to a tighter spread on a large AgVantage security that was refinanced at a shorter maturity than the original security and a higher average balance maintained in lower-earning cash and investment securities in the first half of 2016 compared to the first half of 2015 to increase Farmer Mac's liquidity position. The year-over-year increase in dollars was primarily attributable to growth in outstanding business volume and an increase in cash basis interest income received on non-accruing Farm & Ranch loans.
Credit Quality
Credit quality remained stable across Farmer Mac's four lines of business. In the Farm & Ranch portfolio, 90-day delinquencies were $22.1 million (0.38 percent of the Farm & Ranch portfolio) as of

June 30, 2016, compared to $34.7 million (0.61 percent) as of March 31, 2016, $32.1 million (0.56 percent) as of December 31, 2015, and $31.9 million (0.58 percent) as of June 30, 2015. The decrease in Farmer Mac's 90-day delinquencies as a percentage of its Farm & Ranch portfolio from year-end primarily related to (1) the workout in January 2016 of two Agricultural Storage and Processing loans that financed one canola facility and (2) the receipt by Farmer Mac of funds in the amount of $5.0 million to pay off a long-standing delinquent timber loan. In July 2016, Farmer Mac also received funds in the amount of $1.0 million to pay off another delinquent timber loan with the same borrower. Farmer Mac expects that over time its 90-day delinquency rate will eventually revert closer to Farmer Mac's historical averages due to macroeconomic and other potential factors, but Farmer Mac has not yet seen an impact on its portfolio or a rise in delinquencies related to these factors. Farmer Mac's average 90-day delinquency rate for the Farm & Ranch line of business over the last fifteen years has been approximately one percent.
For Farmer Mac's other lines of business, there are currently no delinquent AgVantage securities or Rural Utilities loans held or underlying LTSPCs, and USDA Securities are backed by the full faith and credit of the United States. As a result, across all of Farmer Mac's lines of business, 90-day delinquencies represented 0.13 percent of total business volume as of June 30, 2016, compared to 0.21 percent as of March 31, 2016, and 0.21 percent as of June 30, 2015.
The western part of the United States, and in particular California, continues to experience drought conditions to varying degrees. The persistence of drought conditions in certain areas of the West could have an adverse effect on Farmer Mac’s delinquency rates or loss experience in the future; however, Farmer Mac has not observed any material effect on its portfolio from the drought through June 30, 2016. Through regular discussions with its loan servicers and lenders and their customers, Farmer Mac continues to remain informed about the drought conditions and their effects in those areas.
Lines of Business
Farmer Mac's operations consist of four lines of business – Farm & Ranch, USDA Guarantees, Rural Utilities, and Institutional Credit. Net interest income by business segment for second quarter 2016 was $11.6 million (151 basis points) for Farm & Ranch, $4.9 million (104 basis points) for USDA Guarantees, $2.9 million (115 basis points) for Rural Utilities, and $12.1 million (81 basis points) for Institutional Credit. Net effective spread by business segment for second quarter 2016 was $9.9 million (178 basis points) for Farm & Ranch, $4.6 million (96 basis points) for USDA Guarantees, $2.6 million (103 basis points) for Rural Utilities, and $11.4 million (77 basis points) for Institutional Credit.
Liquidity and Capital
Farmer Mac's core capital totaled $572.6 million as of June 30, 2016, exceeding the statutory minimum capital requirement by $75.5 million, or 15 percent, compared to $564.5 million as of December 31, 2015, which was $102.4 million, or 22 percent, above the statutory minimum capital requirement. The decrease in core capital above the statutory minimum requirement primarily resulted from an increase in minimum capital required to support the growth of on-balance sheet assets during the first half of 2016.
As of June 30, 2016, Farmer Mac's total stockholders' equity was $584.9 million, compared to $553.5 million as of December 31, 2015. The increase in total stockholders' equity was primarily attributable to an increase in accumulated other comprehensive income due to increases in fair value of available-for-sale USDA securities due to a decline in interest rates in second quarter 2016 compared to December 31, 2015.
Farmer Mac's board of directors approved a share repurchase program during third quarter 2015 that authorized Farmer Mac to repurchase up to $25 million of its outstanding Class C non-voting common stock through September 2017. Farmer Mac did not repurchase any shares in second quarter 2016. As of June 30, 2016, Farmer Mac had repurchased approximately 668,000 shares at a cost of approximately $19.6 million since the announcement of the program.
As prescribed by FCA regulations, Farmer Mac is required to maintain a minimum of 90 days of liquidity. In accordance with the methodology prescribed by those regulations, Farmer Mac maintained an average of 154 days of liquidity during second quarter 2016 and had 145 days of liquidity as of June 30, 2016.
Use of Non-GAAP Measures
In the analysis of its financial information, Farmer Mac sometimes uses measures of financial performance that are not presented in accordance with generally accepted accounting principles in the United States (GAAP), and these are considered "non-GAAP measures." Specifically, Farmer Mac uses the following non-GAAP measures: "core earnings," "core earnings per share," and "net effective spread." Farmer Mac uses these non-GAAP measures to measure corporate economic performance and develop financial plans because, in management's view, they are useful alternative measures in understanding Farmer Mac's economic performance, transaction economics, and business trends. The non-GAAP financial measures that Farmer Mac uses may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Farmer Mac's disclosure of these non-GAAP measures is intended to be supplemental in nature, and is not meant to be considered in isolation from, as a substitute for, or as more important than, the related financial information prepared in accordance with GAAP.

Core Earnings and Core Earnings per Share
Core earnings and core earnings per share principally differ from net income attributable to common stockholders and earnings per common share, respectively, by excluding the effects of fair value fluctuations, which are not expected to have a cumulative net impact on financial condition or results of operations reported in accordance with GAAP if the related financial instruments are held to maturity, as is generally expected. Core earnings and core earnings per share also differ from net income attributable to common stockholders and earnings per common share, respectively, by excluding specified infrequent or unusual transactions that Farmer Mac believes are not indicative of future operating results and that may not reflect the trends and economic financial performance of Farmer Mac's core business. For example, the loss from retirement of the Farmer Mac II LLC Preferred Stock in first quarter 2015 has been excluded from core earnings and core earnings per share because it is not a frequently occurring transaction and not indicative of future operating results. This is also consistent with Farmer Mac's previous treatment of these types of origination costs associated with securities underwriting that are capitalized and deferred during the life of the security. For a reconciliation of Farmer Mac's net income attributable to common stockholders to core earnings and of earnings per common share to core earnings per share, see below.

Net Effective Spread
Farmer Mac uses net effective spread to measure the net spread Farmer Mac earns between its interest-earning assets and the related net funding costs of these assets. Net effective spread differs from net interest income and net interest yield because it excludes: (1) the amortization of premiums and discounts on assets consolidated at fair value; and (2) interest income and interest expense related to consolidated trusts with beneficial interests owned by third parties, which are presented on Farmer Mac's consolidated balance sheets as "Loans held for investment in consolidated trusts, at amortized cost." Farmer Mac excludes from net effective spread the premiums and discounts on assets consolidated at fair value that are amortized as adjustments to yield in interest income over the contractual or estimated remaining lives of the underlying assets because they either do not reflect actual cash premiums paid for the assets at acquisition or are not expected to have an economic effect on Farmer Mac's financial performance if the assets are held to maturity, as is generally expected. Farmer Mac excludes from net effective spread the interest income and interest expense associated with the consolidated trusts, which have been reclassified from net interest income to guarantee and commitment fees, and the average balance of the loans underlying these trusts to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the resulting Farmer Mac Guaranteed Securities.
Net effective spread also principally differs from net interest income and net interest yield because it includes the accrual of income and expense related to the contractual amounts due on financial derivatives that are not designated in hedge accounting relationships ("undesignated financial derivatives"). Farmer Mac uses interest rate swaps to manage its interest rate risk exposure by synthetically modifying the interest rate reset or maturity characteristics of certain assets and liabilities.  The accrual of the contractual amounts due on interest rate swaps designated in hedge accounting relationships is included as an adjustment to the yield or cost of the hedged item and is included in net interest income. For undesignated financial derivatives, Farmer Mac records the income or expense related to the accrual of the contractual amounts due in "(Losses)/gains on financial derivatives and hedging activities" on the consolidated statements of operations.  However, the accrual of the contractual amounts due for undesignated financial derivatives are included in Farmer Mac's calculation of net effective spread, which is intended to reflect management's view of the net spread between an asset and all of its related funding, including any associated derivatives, whether or not they are in a hedge accounting relationship. For a reconciliation of net interest income and net interest yield to net effective spread, see below.

A reconciliation of Farmer Mac's net income attributable to common stockholders to core earnings and core earnings per share are presented in the following tables along with a breakdown of the composition of core earnings:

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$12,006	$10,317	$22,162
Less reconciling items:
Unrealized (losses)/gains on financial derivatives and hedging activities	(2,076)	(2,989)	15,982
Unrealized gains on trading securities	394	358	170
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(371)	(281)	(125)
Net effects of settlements on agency forward contracts	466	(255)	197
Income tax effect related to reconciling items	556	1,109	(5,679)
Sub-total	(1,031)	(2,058)	10,545
Core earnings	$13,037	$12,375	$11,617

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$31,026	$29,949	$29,787
Guarantee and commitment fees(2)	4,810	4,669	4,085
Other(3)	(125)	(517)	(24)
Total revenues	35,711	34,101	33,848

Credit related expense (GAAP):
Provision for losses	458	63	1,256
REO operating expenses	—	39	—
Losses on sale of REO	—	—	—
Total credit related expense	458	102	1,256

Operating expenses (GAAP):
Compensation and employee benefits	5,611	5,774	5,733
General and administrative	3,757	3,526	3,374
Regulatory fees	612	613	600
Total operating expenses	9,980	9,913	9,707

Net earnings	25,273	24,086	22,885
Income tax expense(4)	8,956	8,444	8,091
Net loss attributable to non-controlling interest (GAAP)	(16)	(28)	(119)
Preferred stock dividends (GAAP)	3,296	3,295	3,296
Core earnings	$13,037	$12,375	$11,617

Core earnings per share:
Basic	$1.25	$1.18	$1.06
Diluted	1.23	1.12	1.02

(1)	Net effective spread is a non-GAAP measure. See below for a reconciliation of net interest income to net effective spread.

(2)
Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.

(3)
Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and fair value adjustments on financial derivatives and trading assets and a reconciling adjustment to exclude the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.

(4)	Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Six Months Ended
	June 30, 2016	June 30, 2015
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$22,323	$23,980
Less reconciling items:
Unrealized (losses)/gains on financial derivatives and hedging activities	(5,065)	15,087
Unrealized gains on trading securities	752	532
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(652)	(939)
Net effects of settlements on agency forward contracts	211	(55)
Loss on retirement of Farmer Mac II LLC Preferred Stock(1)	—	(8,147)
Income tax effect related to reconciling items	1,665	(3,218)
Sub-total	(3,089)	3,260
Core earnings	$25,412	$20,720

Composition of Core Earnings:
Revenues:
Net effective spread(2)	$60,975	$59,044
Guarantee and commitment fees(3)	9,479	8,097
Other(4)	(642)	(429)
Total revenues	69,812	66,712

Credit related expense (GAAP):
Provision for losses	521	560
REO operating expenses	39	(1)
Losses on sale of REO	—	1
Total credit related expense	560	560

Operating expenses (GAAP):
Compensation and employee benefits	11,385	11,426
General and administrative	7,283	6,197
Regulatory fees	1,225	1,200
Total operating expenses	19,893	18,823

Net earnings	49,359	47,329
Income tax expense(5)	17,400	14,783
Net (loss)/income attributable to non-controlling interest (GAAP)	(44)	5,235
Preferred stock dividends (GAAP)	6,591	6,591
Core earnings	$25,412	$20,720

Core earnings per share:
Basic	$2.43	$1.89
Diluted	2.35	1.82

(1)	Relates to the write-off of deferred issuance costs as a result of the retirement of Farmer II LLC Preferred Stock.

(2)	Net effective spread is a non-GAAP measure. See below for a reconciliation of net interest income to net effective spread.

(3)
Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.

(4)
Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and fair value adjustments on financial derivatives and trading assets and a reconciling adjustment to exclude the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.

(5)	Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of GAAP Basic Earnings Per Share to Core Earnings Basic Earnings Per Share
	For the Three Months Ended			For the Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(in thousands, except per share amounts)
GAAP - Basic EPS	$1.15	$0.99	$2.01	$2.13	$2.19
Less reconciling items:
Unrealized (losses)/gains on financial derivatives and hedging activities	(0.19)	(0.28)	1.44	(0.49)	1.38
Unrealized gains on trading securities	0.04	0.03	0.02	0.07	0.05
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(0.04)	(0.03)	(0.01)	(0.06)	(0.09)
Net effects of settlements on agency forward contracts	0.04	(0.02)	0.02	0.02	(0.01)
Loss on retirement of Farmer Mac II LLC Preferred Stock	—	—	—	—	(0.74)
Income tax effect related to reconciling items	0.05	0.11	(0.52)	0.16	(0.29)
Sub-total	(0.10)	(0.19)	0.95	(0.30)	0.30
Core Earnings - Basic EPS	$1.25	$1.18	$1.06	$2.43	$1.89

Shares used in per share calculation (GAAP and Core Earnings)	10,456	10,465	11,010	10,460	10,974

Reconciliation of GAAP Diluted Earnings Per Share to Core Earnings Diluted Earnings Per Share
	For the Three Months Ended			For the Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(in thousands, except per share amounts)
GAAP - Diluted EPS	$1.13	$0.94	$1.94	$2.07	$2.11
Less reconciling items:
Unrealized (losses)/gains on financial derivatives and hedging activities	(0.20)	(0.26)	1.40	(0.46)	1.32
Unrealized gains on trading securities	0.04	0.03	0.01	0.07	0.05
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(0.03)	(0.03)	(0.01)	(0.06)	(0.08)
Net effects of settlements on agency forward contracts	0.04	(0.02)	0.02	0.02	—
Loss on retirement of Farmer Mac II LLC Preferred Stock	—	—	—	—	(0.72)
Income tax effect related to reconciling items	0.05	0.10	(0.50)	0.15	(0.28)
Sub-total	(0.10)	(0.18)	0.92	(0.28)	0.29
Core Earnings - Diluted EPS	$1.23	$1.12	$1.02	$2.35	$1.82

Shares used in per share calculation (GAAP and Core Earnings)	10,614	11,003	11,438	10,808	11,385

The following table presents a reconciliation of net interest income and net yield to net effective spread:

Reconciliation of GAAP Net Interest Income/Yield to Net Effective Spread
	For the Three Months Ended						For the Six Months Ended
	June 30, 2016		March 31, 2016		June 30, 2015		June 30, 2016		June 30, 2015
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
Net interest income/yield	$34,358	0.88%	$33,640	0.88%	$31,864	0.90%	$67,998	0.88%	$62,653	0.89%
Net effects of consolidated trusts	(1,155)	0.02%	(1,044)	0.02%	(697)	0.02%	(2,199)	0.02%	(1,332)	0.01%
Expense related to undesignated financial derivatives	(2,509)	(0.07)%	(2,669)	(0.08)%	(1,577)	(0.05)%	(5,178)	(0.07)%	(3,588)	(0.05)%
Amortization of premiums/discounts on assets consolidated at fair value	332	0.01%	22	—%	197	0.01%	354	—%	1,311	0.02%
Net effective spread	$31,026	0.84%	$29,949	0.82%	$29,787	0.88%	$60,975	0.83%	$59,044	0.87%
The following table present core earnings for Farmer Mac's reportable operating segments and a reconciliation to consolidated net income for the three months ended June 30, 2016:

Core Earnings by Business Segment
For the Three Months Ended June 30, 2016
	Farm & Ranch	USDA Guarantees	Rural Utilities	Institutional Credit	Corporate	Reconciling Adjustments		Consolidated Net Income
	(in thousands)
Net interest income	$11,606	$4,938	$2,855	$12,109	$2,850	$—		$34,358
Less: reconciling adjustments(1)(2)(3)	(1,731)	(350)	(293)	(702)	(256)	3,332		—
Net effective spread	9,875	4,588	2,562	11,407	2,594	3,332		—
Guarantee and commitment fees(2)	3,965	14	373	458	—	(1,155)		3,655
Other income/(expense)(3)(4)	78	25	—	—	(228)	(3,764)		(3,889)
Non-interest income/(loss)	4,043	39	373	458	(228)	(4,919)		(234)

Provision for loan losses	(364)	—	—	—	—	—		(364)

Provision for losses	(94)	—	—	—	—	—		(94)
Other non-interest expense	(4,112)	(1,092)	(830)	(538)	(3,408)	—		(9,980)
Non-interest expense(5)	(4,206)	(1,092)	(830)	(538)	(3,408)	—		(10,074)
Core earnings before income taxes	9,348	3,535	2,105	11,327	(1,042)	(1,587)	(6)	23,686
Income tax (expense)/benefit	(3,272)	(1,237)	(737)	(3,964)	254	556		(8,400)
Core earnings before preferred stock dividends and attribution of income to non-controlling interest - preferred stock dividends	6,076	2,298	1,368	7,363	(788)	(1,031)	(6)	15,286
Preferred stock dividends	—	—	—	—	(3,296)	—		(3,296)
Non-controlling interest - preferred stock dividends	—	—	—	—	16	—		16
Segment core earnings/(losses)	$6,076	$2,298	$1,368	$7,363	$(4,068)	$(1,031)	(6)	$12,006

Total assets at carrying value	$3,311,270	$2,046,516	$1,023,630	$6,071,924	$4,369,850	$—		$16,823,190
Total on- and off-balance sheet program assets at principal balance	$5,830,533	$1,960,358	$1,934,473	$7,391,172		—		$17,116,536

(1)	Excludes the amortization of premiums and discounts on assets consolidated at fair value, originally included in interest income, to reflect core earnings amounts.

(2)
Includes the reclassification of interest income and interest expense from consolidated trusts owned by third parties to guarantee and commitment fees, to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee.

(3)
Includes the reclassification of interest expense related to interest rate swaps not designated as hedges, which are included in "(Losses)/gains on financial derivatives and hedging activities" on the consolidated financial statements, to determine the effective funding cost for each operating segment.

(4)
Includes reconciling adjustments for fair value adjustments on financial derivatives and trading assets. Also includes a reconciling adjustment related to the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.

(5)	Includes directly attributable costs and an allocation of indirectly attributable costs based on headcount.

(6)
Net adjustments to reconcile core earnings before income taxes; core earnings before preferred stock dividends and attribution of income to non-controlling interest; and segment core earnings to corresponding income measures: income before income taxes, net income, and net income attributable to common stockholders, respectively.

More complete information about Farmer Mac's performance for second quarter 2016 is set forth in Farmer Mac's Quarterly Report on Form 10-Q for the period ended June 30, 2016 filed today with the U.S. Securities and Exchange Commission ("SEC").
Forward-Looking Statements
Management's expectations for Farmer Mac's future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties.  Various factors or events, both known and unknown, could cause Farmer Mac's actual results to differ materially from the expectations as expressed or implied by the forward-looking statements herein, including uncertainties regarding:

•	the availability to Farmer Mac of debt and equity financing and, if available, the reasonableness of rates and terms;

•	legislative or regulatory developments that could affect Farmer Mac, its sources of business, or the agricultural sector or the rural utilities industry;

•	fluctuations in the fair value of assets held by Farmer Mac and its subsidiaries;

•
the rate and direction of development of the secondary market for agricultural mortgage and rural utilities loans, including lender interest in Farmer Mac's products and the secondary market provided by Farmer Mac;

•	the general rate of growth in agricultural mortgage and rural utilities indebtedness;

•
the impact of economic conditions, including the effects of drought and other weather-related conditions and fluctuations in agricultural real estate values, on agricultural mortgage lending and borrower repayment capacity;

•	developments in the financial markets, including possible investor, analyst, and rating agency reactions to events involving government-sponsored enterprises, including Farmer Mac;

•	changes in the level and direction of interest rates, which could, among other things, affect the value of collateral securing Farmer Mac's agricultural mortgage loan assets;

•	the degree to which Farmer Mac is exposed to basis risk, which results from fluctuations in Farmer Mac's borrowing costs relative to market indexes such as LIBOR; and

•	volatility in commodity prices relative to costs of production and/or export demand for U.S. agricultural products.
Other risk factors are discussed in "Risk Factors" in Part I, Item 1A in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 10, 2016 and in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the SEC earlier today. In light of these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this release.  The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise mandated by the SEC. The information contained in this release is not necessarily indicative of future results.
Earnings Conference Call Information
The conference call to discuss Farmer Mac's second quarter 2016 financial results will be held beginning at 11:00 a.m. eastern time on Tuesday, August 9, 2016 and can be accessed by telephone or live webcast as follows:
Telephone (Domestic): (888) 346-2616
Telephone (International): (412) 902-4254
Webcast: https://www.farmermac.com/investors/events-presentations/
When dialing in to the call, please ask for the conference chairman Tim Buzby. The call can be heard live and will also be available for replay on Farmer Mac’s website at the link provided above for two weeks following the conclusion of the call.

About Farmer Mac
Farmer Mac is the stockholder-owned company created to deliver capital and increase lender competition for the benefit of American agriculture and rural communities. Additional information about Farmer Mac (including the Annual Report on Form 10-K and Quarterly Report on Form 10-Q referenced above) is available on Farmer Mac's website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Megan Murray-Pelaez, Media Inquiries
(202) 872-7700

* * * *

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	As of
	June 30, 2016	December 31, 2015
	(in thousands)
Assets:
Cash and cash equivalents	$1,764,626	$1,210,084
Investment securities:
Available-for-sale, at fair value	2,460,679	2,775,025
Trading, at fair value	281	491
Total investment securities	2,460,960	2,775,516
Farmer Mac Guaranteed Securities:
Available-for-sale, at fair value	4,731,031	4,152,605
Held-to-maturity, at amortized cost	1,388,724	1,274,016
Total Farmer Mac Guaranteed Securities	6,119,755	5,426,621
USDA Securities:
Available-for-sale, at fair value	1,967,759	1,888,344
Trading, at fair value	24,787	28,975
Total USDA Securities	1,992,546	1,917,319
Loans:
Loans held for investment, at amortized cost	3,277,522	3,258,413
Loans held for investment in consolidated trusts, at amortized cost	922,666	708,111
Allowance for loan losses	(4,893)	(4,480)
Total loans, net of allowance	4,195,295	3,962,044
Real estate owned, at lower of cost or fair value	1,330	1,369
Financial derivatives, at fair value	8,242	3,816
Interest receivable (includes $9,454 and $7,938, respectively, related to consolidated trusts)	106,400	112,700
Guarantee and commitment fees receivable	39,653	40,189
Deferred tax asset, net	30,659	42,916
Prepaid expenses and other assets	103,724	47,780
Total Assets	$16,823,190	$15,540,354

Liabilities and Equity:
Liabilities:
Notes payable:
Due within one year	$10,125,269	$9,111,461
Due after one year	4,722,814	4,967,036
Total notes payable	14,848,083	14,078,497
Debt securities of consolidated trusts held by third parties	928,050	713,536
Financial derivatives, at fair value	140,758	77,199
Accrued interest payable (includes $7,936 and $6,705, respectively, related to consolidated trusts)	47,906	47,621
Guarantee and commitment obligation	38,115	38,609
Accounts payable and accrued expenses	232,934	29,089
Reserve for losses	2,191	2,083
Total Liabilities	16,238,037	14,986,634
Commitments and Contingencies (Note 6)
Equity:
Preferred stock:
Series A, par value $25 per share, 2,400,000 shares authorized, issued and outstanding	58,333	58,333
Series B, par value $25 per share, 3,000,000 shares authorized, issued and outstanding	73,044	73,044
Series C, par value $25 per share, 3,000,000 shares authorized, issued and outstanding	73,382	73,382
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization, 8,928,855 shares and 9,155,661 shares outstanding, respectively	8,929	9,156
Additional paid-in capital	117,989	117,862
Accumulated other comprehensive income/(loss), net of tax	12,384	(11,019)
Retained earnings	239,349	231,228
Total Stockholders' Equity	584,941	553,517
Non-controlling interest	212	203
Total Equity	585,153	553,720
Total Liabilities and Equity	$16,823,190	$15,540,354

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(in thousands, except per share amounts)
Interest income:
Investments and cash equivalents	$6,560	$3,094	$13,241	$5,959
Farmer Mac Guaranteed Securities and USDA Securities	37,299	34,484	72,809	67,606
Loans	33,377	28,814	65,077	56,778
Total interest income	77,236	66,392	151,127	130,343
Total interest expense	42,878	34,528	83,129	67,690
Net interest income	34,358	31,864	67,998	62,653
Provision for loan losses	(364)	(110)	(413)	(186)
Net interest income after provision for loan losses	33,994	31,754	67,585	62,467
Non-interest (loss)/income:
Guarantee and commitment fees	3,655	3,388	7,281	6,765
(Losses)/gains on financial derivatives and hedging activities	(4,696)	14,389	(11,478)	10,507
Gains on trading securities	394	170	752	532
(Losses)/gains on sale of available-for-sale investment securities	—	—	(9)	6
Losses on sale of real estate owned	—	—	—	(1)
Other income	413	260	514	873
Non-interest (loss)/income	(234)	18,207	(2,940)	18,682
Non-interest expense:
Compensation and employee benefits	5,611	5,733	11,385	11,426
General and administrative	3,757	3,374	7,283	6,197
Regulatory fees	612	600	1,225	1,200
Real estate owned operating costs, net	—	—	39	(1)
Provision for reserve for losses	94	1,146	108	374
Non-interest expense	10,074	10,853	20,040	19,196
Income before income taxes	23,686	39,108	44,605	61,953
Income tax expense	8,400	13,769	15,735	18,000
Net income	15,286	25,339	28,870	43,953
Less: Net loss/(income) attributable to non-controlling interest	16	119	44	(5,235)
Net income attributable to Farmer Mac	15,302	25,458	28,914	38,718
Preferred stock dividends	(3,296)	(3,296)	(6,591)	(6,591)
Loss on retirement of preferred stock	—	—	—	(8,147)
Net income attributable to common stockholders	$12,006	$22,162	$22,323	$23,980

Earnings per common share and dividends:
Basic earnings per common share	$1.15	$2.01	$2.13	$2.19
Diluted earnings per common share	$1.13	$1.94	$2.07	$2.11
Common stock dividends per common share	$0.26	$0.16	$0.52	$0.32

The following table sets forth information regarding outstanding volume in each of Farmer Mac's four lines of business as of the dates indicated:

Lines of Business - Outstanding Business Volume
	As of June 30, 2016	As of December 31, 2015
	(in thousands)
On-balance sheet:
Farm & Ranch:
Loans	$2,265,932	$2,249,864
Loans held in trusts:
Beneficial interests owned by third party investors	922,666	708,111
USDA Guarantees:
USDA Securities	1,896,510	1,876,451
Farmer Mac Guaranteed USDA Securities	32,886	31,554
Rural Utilities:
Loans	1,001,769	1,008,126
Institutional Credit:
AgVantage Securities	6,106,301	5,439,383
Total on-balance sheet	$12,226,064	$11,313,489
Off-balance sheet:
Farm & Ranch:
LTSPCs	2,175,456	2,253,273
Guaranteed Securities	466,479	514,051
USDA Guarantees:
Farmer Mac Guaranteed USDA Securities	30,962	10,272
Rural Utilities:
LTSPCs(1)	932,704	522,864
Institutional Credit:
AgVantage Securities	984,871	984,871
AgVantage Revolving Line of Credit Facility(2)	300,000	300,000
Total off-balance sheet	$4,890,472	$4,585,331
Total	$17,116,536	$15,898,820

(1)	Includes $8.8 million related to a one-year loan purchase commitment on which Farmer Mac receives a nominal unused commitment fee as of both June 30, 2016 and December 31, 2015.

(2)
As of both June 30, 2016 and December 31, 2015, this facility had not been utilized. Farmer Mac receives a fixed fee based on the full dollar amount of the facility. If the counterparty draws on the facility, the amounts drawn will be presented as AgVantage Securities, and Farmer Mac will earn interest income on those securities.

The following table presents the quarterly net effective spread by segment:

	Net Effective Spread by Line of Business
	Farm & Ranch		USDA Guarantees		Rural Utilities		Institutional Credit		Corporate		Net Effective Spread
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
For the quarter ended:
June 30, 2016(1)	$9,875	1.78%	$4,588	0.96%	$2,562	1.03%	$11,407	0.77%	$2,594	0.29%	$31,026	0.84%
March 31, 2016	9,461	1.71%	4,308	0.91%	2,538	1.02%	11,090	0.80%	2,552	0.26%	29,949	0.82%
December 31, 2015	9,381	1.72%	4,518	0.96%	2,845	1.14%	10,899	0.80%	2,306	0.26%	29,949	0.85%
September 30, 2015	9,628	1.80%	4,630	0.99%	2,907	1.18%	11,271	0.81%	1,951	0.25%	30,387	0.88%
June 30, 2015	9,681	1.82%	4,466	0.98%	2,838	1.18%	10,860	0.78%	1,942	0.25%	29,787	0.88%
March 31, 2015(2)	10,114	1.97%	4,225	0.95%	2,804	1.15%	10,425	0.77%	1,689	0.20%	29,257	0.86%
December 31, 2014(3)	8,682	1.71%	5,250	1.19%	2,908	1.18%	9,870	0.78%	1,732	0.26%	28,442	0.91%
September 30, 2014	8,207	1.68%	5,073	1.18%	2,890	1.16%	9,823	0.78%	3,773	0.59%	29,766	0.97%
June 30, 2014	7,820	1.64%	4,159	0.99%	2,953	1.16%	9,957	0.78%	4,160	0.57%	29,049	0.92%

(1)	Net effective spread is a non-GAAP measure. See "Non-GAAP Measures" for a reconciliation of GAAP net interest income by line of business to net effective spread by line of business.

(2)
Beginning in first quarter 2015, Farmer Mac revised its methodology for interest expense allocation among the Farm & Ranch, USDA Guarantees, and Rural Utilities lines of business. As a result of this revision, a greater percentage of interest expense has been allocated to the longer-term assets included within the USDA Guarantees and Rural Utilities lines of business. Net effective spread for periods prior to the quarter ended March 31, 2015 does not reflect this revision.

(3)	On October 1, 2014, $78.5 million of preferred stock issued by CoBank was called, resulting in a loss of net effective spread of $2.1 million or 30 basis points in the corporate segment. The impact on consolidated net effective spread was 7 basis points.

The following table presents quarterly core earnings reconciled to net income attributable to common stockholders:

Core Earnings by Quarter Ended
	June 2016	March 2016	December 2015	September 2015	June 2015	March 2015	December 2014	September 2014	June 2014
	(in thousands)
Revenues:
Net effective spread	$31,026	$29,949	$29,949	$30,387	$29,787	$29,257	$28,442	$29,766	$29,049
Guarantee and commitment fees	4,810	4,669	4,730	4,328	4,085	4,012	4,097	4,152	4,216
Other(1)	(125)	(517)	(284)	(93)	(24)	(405)	(1,285)	(2,001)	(520)
Total revenues	35,711	34,101	34,395	34,622	33,848	32,864	31,254	31,917	32,745

Credit related expense/(income):
Provision for/(release of) losses	458	63	(49)	(303)	1,256	(696)	(479)	(804)	(2,557)
REO operating expenses	—	39	44	48	—	(1)	48	1	59
Losses/(gains) on sale of REO	—	—	—	—	—	1	28	—	(168)
Total credit related expense/(income)	458	102	(5)	(255)	1,256	(696)	(403)	(803)	(2,666)

Operating expenses:
Compensation and employee benefits	5,611	5,774	5,385	5,236	5,733	5,693	4,971	4,693	4,889
General and administrative	3,757	3,526	3,238	3,676	3,374	2,823	2,992	3,123	3,288
Regulatory fees	612	613	613	600	600	600	600	593	594
Total operating expenses	9,980	9,913	9,236	9,512	9,707	9,116	8,563	8,409	8,771

Net earnings	25,273	24,086	25,164	25,365	22,885	24,444	23,094	24,311	26,640
Income tax expense/(benefit)(2)	8,956	8,444	8,855	8,924	8,091	6,692	4,858	6,327	(4,734)
Net (loss)/income attributable to non-controlling interest	(16)	(28)	(60)	(36)	(119)	5,354	5,414	5,412	5,819
Preferred stock dividends	3,296	3,295	3,296	3,295	3,296	3,295	3,296	3,283	2,308
Core earnings	$13,037	$12,375	$13,073	$13,182	$11,617	$9,103	$9,526	$9,289	$23,247

Reconciling items:
Unrealized (losses)/gains on financial derivatives and hedging activities	(2,076)	(2,989)	2,743	(6,906)	15,982	(895)	(5,719)	4,131	(4,696)
Unrealized gains/(losses) on trading assets	394	358	696	(8)	170	362	1,044	(32)	(71)
Amortization of premiums/discounts and deferred gains on assets consolidated at fair value	(371)	(281)	(263)	(117)	(125)	(814)	(1,247)	(678)	(274)
Net effects of settlements on agency forward contracts	466	(255)	(162)	(390)	197	(252)	(46)	113	363
Loss on retirement of Farmer Mac II LLC Preferred Stock	—	—	—	—	—	(8,147)	—	—	—
Income tax effect related to reconciling items	556	1,109	(1,055)	2,598	(5,679)	2,461	2,089	(1,237)	1,636
Net income attributable to common stockholders	$12,006	$10,317	$15,032	$8,359	$22,162	$1,818	$5,647	$11,586	$20,205

(1)
Fourth quarter 2014 and third quarter 2014 include $13.6 million and $17.9 million, respectively, of interest expense related to securities purchased under agreements to resell and securities sold, not yet purchased and $12.8 million and $16.4 million, respectively of gains on securities sold, not yet purchased.

(2)
Fourth quarter 2014 and second quarter 2014 reflect a reduction of $1.4 million and $11.6 million, respectively, in the tax valuation allowance against capital loss carryforwards related to capital gains on securities sold, not yet purchased.